UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 19, 2021

Date of Report (date of earliest event reported)

UpHealth, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38924	83-3838045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14000 S. Military Trail, Suite 203

Delray Beach, FL 33484

(Address of principal executive offices)

(312) 618-1322

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPH	New York Stock Exchange
Redeemable Warrants, exercisable for one share of Common Stock at an exercise price of $11.50 per share	UPH.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Offer of Employment for Chief Operating Officer

On October 19, 2021, Al Gatmaitan accepted an offer of employment approved by the board of directors (the “Board”) of UpHealth, Inc., a Delaware corporation (the “Company”), upon recommendation by the Compensation Committee of the Board (the “Compensation Committee”) to be employed by the Company as its Chief Operating Officer, and entered into a letter agreement reflecting the terms of such offer of employment (the “Employment Offer Letter”). As provided for in the Employment Offer Letter, Mr. Gatmaitan shall report to the Chief Executive Officer of the Company.

Under the terms of the Employment Offer Letter, the Company shall pay Mr. Gatmaitan a base salary at the initial annualized rate of $300,000 per year, subject to standard deductions and withholdings, or such other rate as may be determined from time to time by the Board or the Compensation Committee (hereinafter referred to as the “COO Base Salary”). Such COO Base Salary shall be paid in accordance with the Company’s standard payroll practice. The COO Base Salary shall be retroactive to June 9, 2021, and will be reviewed annually and Mr. Gatmaitan shall be eligible to receive a salary increase annually, during the compensation cycle, in an amount to be determined by the Board or the Compensation Committee in its sole and exclusive discretion. Once adjusted, the new salary shall become the COO Base Salary for purposes of the Employment Offer Letter. Any material reduction in the COO Base Salary of Mr. Gatmaitan, without his written consent, may be deemed grounds for resignation by him for COO Good Reason (as such term is defined below). Mr. Gatmaitan shall, in accordance with Company policy and the terms of the applicable plan documents, be eligible to participate in benefits under any executive benefit plan or arrangement which may be in effect from time to time and made available to the Company’s executives or key management employees, including unlimited paid time off subject to the terms and conditions of the Company’s PTO Policy.

Mr. Gatmaitan shall be eligible for an annual discretionary bonus (hereinafter referred to as the “COO Bonus”) with a target amount of 75% of the COO Base Salary, subject to standard deductions and withholdings, based on the Board’s determination, in good faith, as to whether such performance milestones as are established by the Board or the Compensation Committee (hereinafter referred to as the “Performance Milestones”) have been achieved. The Performance Milestones for Mr. Gatmaitan will be based on certain factors including, but not limited to, Mr. Gatmaitan’s performance and the Company’s performance and shall be consistent with the methodology for other C-suite executives. The COO Bonus target will be reviewed annually and may be adjusted by the Board or the Compensation Committee in its discretion. Mr. Gatmaitan must be employed on the date the COO Bonus is paid to be eligible for the COO Bonus, subject to the termination provisions thereof. The COO Bonus shall be paid during the calendar year following the performance calendar year.

As an inducement to Mr. Gatmaitan’s commencement of employment with the Company, the Board approved on October 20, 2021, upon the recommendation of the Compensation Committee, the grant of restricted stock units (“RSUs”) pursuant to and subject to the terms of the Company’s 2021 Equity Incentive Plan (the “2021 Equity Plan”). The amount and vesting terms of the RSUs granted to Mr. Gatmaitan are described below under “Restricted Stock Unit Awards.” In addition, Mr. Gatmaitan will be eligible to receive any additional grants of equity awards under the 2021 Equity Plan or any successor plan, as determined at the sole discretion of the Compensation Committee.

Mr. Gatmaitan’s employment with the Company is “at will” and is terminable by the Company at any time and for any reason or no reason, including as a result of his death or “Complete Disability” (as such term is defined in the Employment Offer Letter), and with or without COO Cause (as defined below). Mr. Gatmaitan may terminate his employment with the Company at any time and for any reason or no reason, including with or without COO Good Reason.

“COO Cause” for the Company to terminate Mr. Gatmaitan’s employment shall mean the occurrence of any of the following events, as determined reasonably and in good faith by the Board or a committee designated by the Board: (i) Mr. Gatmaitan’s gross negligence or willful failure to substantially perform his duties and responsibilities to the Company or willful and deliberate violation of a Company policy; (ii) Mr. Gatmaitan’s conviction of a felony or

Mr. Gatmaitan’s commission of any act of fraud, embezzlement or dishonesty against the Company or involving moral turpitude that is likely to inflict or has inflicted injury on the business of the Company, to be determined in the sole discretion of the Company; (iii) Mr. Gatmaitan’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party that Mr. Gatmaitan owes an obligation of nondisclosure as a result of Mr. Gatmaitan’s relationship with the Company; and (iv) Mr. Gatmaitan’s willful and deliberate breach of the Employment Offer Letter that causes or could reasonably be expected to cause material injury to the business of the Company.

“COO Good Reason” for Mr. Gatmaitan to terminate his employment shall mean the occurrence of any of the following events without his consent: (i) a material reduction in Mr. Gatmaitan’s duties, authority, or responsibilities relative to the duties, authority, or responsibilities in effect immediately prior to such reduction, excluding having the same title, duties, authority and responsibilities at a subsidiary level following a Change in Control (as such term is defined in the Employment Offer Letter); (ii) the relocation of Mr. Gatmaitan’s primary work location to a point more than fifty miles from Houston, Texas that requires a material increase in Mr. Gatmaitan’s one-way driving distance; (iii) a material reduction by the Company of the COO Base Salary or annual target COO Bonus opportunity, without the written consent of Mr. Gatmaitan, as initially set forth in the Employment Offer Letter or as the same may be increased from time to time pursuant to the Employment Offer Letter, except for across-the-board salary reductions implemented prior to a Change in Control which are implemented based on the Company’s financial performance and similarly affecting all or substantially all senior management employees of the Company; and (iv) a material breach by the Company of the terms of the Employment Offer Letter. Provided, however, that such termination by Mr. Gatmaitan shall only be deemed for COO Good Reason pursuant to the foregoing definition if (i) the Company is given written notice from Mr. Gatmaitan within sixty days following the first occurrence of the condition that he considers to constitute COO Good Reason describing the condition and the Company fails to satisfactorily remedy such condition within thirty days following such written notice, and (ii) Mr. Gatmaitan terminates employment within thirty days following the end of the period within which the Company was entitled to remedy the condition constituting COO Good Reason but failed to do so.

If Mr. Gatmaitan’s employment shall be terminated by the Company for COO Cause, or if Mr. Gatmaitan terminates employment hereunder without COO Good Reason, or terminates due to Mr. Gatmaitan’s death or Complete Disability, or for any other reason other than due to a termination without COO Cause or COO Good Reason resignation, the Company shall pay the COO Base Salary, earned and unpaid COO Bonuses, accrued but unpaid business expenses and accrued and unused vacation benefits earned through the date of termination at the rate in effect at the time of termination (the “COO Accrued Amounts”), less standard deductions and withholdings. If the Company terminates Mr. Gatmaitan’s employment without COO Cause or Mr. Gatmaitan terminates his employment for COO Good Reason, and a Change in Control Trigger (as defined below) has not occurred, the Company shall pay the COO Accrued Amounts subject to standard deductions and withholdings, to be paid as a lump sum no later than thirty days after the date of termination. In addition, subject to the limitations stated in the Employment Offer Letter and upon Mr. Gatmaitan’s furnishing to the Company an executed waiver and release of claims (in a form satisfactory to the Company) (the “Release”) and Mr. Gatmaitan continuing to comply with his obligations pursuant to the Proprietary Information and Inventions Agreement attached as an exhibit to the Employment Offer Letter and entered into by him concurrently with the entry into the Employment Offer Letter, (a) the equivalent of the COO Base Salary in effect at the time of termination will continue to be paid for a period of one month following the date of termination (hereinafter referred to as the “Non Change in Control Severance Period”), less standard deductions and withholdings, to be paid in equal installments during the Non Change in Control Severance Period according to the Company’s regular payroll practices; and (b) continued coverage under the Company’s medical, dental, life and disability insurance until the earlier of either (i) the last day of the Non Change in Control Severance Period or, (ii) the date on which Mr. Gatmaitan begins full-time employment with another company or business entity which offers comparable health insurance coverage to Mr. Gatmaitan. If the Company (or its successor) terminates Mr. Gatmaitan’s employment without COO Cause or Mr. Gatmaitan terminates his employment for COO Good Reason within the period commencing three months immediately prior to a Change in Control of the Company and ending twelve months immediately following a Change in Control of the Company (a “Change in Control Trigger”), Mr. Gatmaitan shall receive the COO Accrued Amounts subject to standard deductions and withholdings, to be paid as a lump sum no later than thirty days after the date of termination. In addition, subject to the limitations stated in the Employment Offer Letter Agreement and upon Mr. Gatmaitan’s furnishing to the Company (or its successor) an executed Release, (a) the equivalent of the COO Base Salary in effect at the time of termination will continue to be paid for a period of twelve months following the date of termination (hereinafter referred to as the “Change in Control Severance Period”), less standard deductions and withholdings, to be paid in equal installments during the Change in Control Severance Period according to the Company’s regular payroll practices; (b) one times the target COO Bonus in effect at the time of termination, or if none, one times the last target COO Bonus in effect for Mr. Gatmaitan, less standard deductions and withholdings, to be paid in a lump sum; and (c) continued coverage under the Company’s medical, dental, life and disability insurance for the Change in Control Severance Period. In addition, in the event that Mr. Gatmaitan’s employment is terminated without COO Cause or for COO Good Reason and a Change in Control Trigger has occurred, the vesting of any Time-Based Vesting Equity Awards (as defined below) shall be fully accelerated such that on the effective date of such termination (or if later, the date of the Change in Control) 100% of any Time-Based Vesting Equity Awards granted to Mr. Gatmaitan prior to such termination shall be fully vested and immediately exercisable, if applicable, by Mr. Gatmaitan.

If any payment or benefit Mr. Gatmaitan would receive pursuant to a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the manner that results in the greatest economic benefit for Mr. Gatmaitan. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata.

The Proprietary Information and Inventions Agreement entered into by Mr. Gatmaitan pursuant to the terms of, and concurrently with, the Employment Offer Letter, relates to the protection of confidential information of the Company and the ownership by the Company of proprietary information and patents and other intellectual property.

The foregoing summary of the terms and conditions of the Employment Offer Letter and the Proprietary Information and Inventions Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Offer Letter and the Proprietary Information and Inventions Agreement, which are included as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Employment Agreement with Chief Executive Officer

On October 23, 2021, Dr. Ramesh Balakrishnan and the Company entered into an employment agreement (the “CEO Employment Agreement”), on terms approved by the Board following the recommendation of the Compensation Committee, for Dr. Balakrishnan to be employed as the Chief Executive Officer of the Company. As provided for in the CEO Employment Agreement, Dr. Balakrishnan shall report to the Board.

Under the terms of the CEO Employment Agreement, the Company shall pay Dr. Balakrishnan a base salary at the initial annualized rate of $408,000 per year, subject to standard deductions and withholdings, or such other rate as may be determined from time to time by the Board or the Compensation Committee (hereinafter referred to as the “CEO Base Salary”). Such CEO Base Salary shall be paid in accordance with the Company’s standard payroll practice. The CEO Base Salary shall be retroactive to June 9, 2021, and will be reviewed annually and Dr. Balakrishnan shall be eligible to receive a salary increase annually, during the compensation cycle, in an amount to be determined by the Board or the Compensation Committee in its sole and exclusive discretion. Once adjusted, the new salary shall become the CEO Base Salary for purposes of the CEO Employment Agreement. Any material reduction in the CEO Base Salary of Dr. Balakrishnan, without his written consent, may be deemed grounds for resignation by him for CEO Good Reason (as such term is defined below). Dr. Balakrishnan shall, in accordance with Company policy and the terms of the applicable plan documents, be eligible to participate in benefits under any executive benefit plan or arrangement which may be in effect from time to time and made available to the Company’s executives or key management employees, including unlimited paid time off subject to the terms and conditions of the Company’s PTO Policy.

Dr. Balakrishnan shall be eligible for an annual discretionary bonus (hereinafter referred to as the “CEO Bonus”) with a target amount of 100% of the CEO Base Salary, subject to standard deductions and withholdings, based on the Board’s determination, in good faith, as to whether Performance Milestones have been achieved. The Performance Milestones for Dr. Balakrishnan will be based on certain factors including, but not limited to, Dr. Balakrishnan’s performance and the Company’s performance and shall be consistent with the methodology for other C-suite executives. The CEO Bonus target will be reviewed annually and may be adjusted by the Board or the Compensation Committee in its discretion. Dr. Balakrishnan must be employed on the date the CEO Bonus is paid to be eligible for the CEO Bonus, subject to the termination provisions thereof. The CEO Bonus shall be paid during the calendar year following the performance calendar year.

As an inducement to Dr. Balakrishnan’s commencement of employment with the Company, the Board approved on October 20, 2021, upon the recommendation of the Compensation Committee, the grant of RSUs pursuant to and subject to the terms of the 2021 Equity Plan. The amount and vesting terms of the RSUs granted to Dr. Balakrishnan are described below under “Restricted Stock Unit Awards.” In addition, Dr. Balakrishnan will be eligible to receive any additional grants of equity awards under the 2021 Equity Plan or any successor plan, as determined at the sole discretion of the Compensation Committee.

Dr. Balakrishnan’s employment with the Company is “at will” and is terminable by the Company at any time and for any reason or no reason, including as a result of his death or “Complete Disability” (as such term is defined in the CEO Employment Agreement), and with or without CEO Cause (as such term is defined below). Dr. Balakrishnan may terminate his employment with the Company at any time and for any reason or no reason, including with or without CEO Good Reason.

“CEO Cause” for the Company to terminate Dr. Balakrishnan’s employment shall mean the occurrence of any of the following events, as determined reasonably and in good faith by the Board or a committee designated by the Board: (i) Dr. Balakrishnan’s gross negligence or willful failure to substantially perform his duties and responsibilities to the Company or willful and deliberate violation of a Company policy; (ii) Dr. Balakrishnan’s conviction of a felony or Dr. Balakrishnan’s commission of any act of fraud, embezzlement or dishonesty against the Company or involving moral turpitude that is likely to inflict or has inflicted injury on the business of the Company, to be determined in the sole discretion of the Company; (iii) Dr. Balakrishnan’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party that Dr. Balakrishnan owes an obligation of nondisclosure as a result of Dr. Balakrishnan’s relationship with the Company; and (iv) Dr. Balakrishnan’s willful and deliberate breach of the CEO Employment Agreement that causes or could reasonably be expected to cause material injury to the business of the Company.

“CEO Good Reason” for Dr. Balakrishnan to terminate his employment shall mean the occurrence of any of the following events without his consent: (i) a material adverse change in the Executive’s title or a material reduction in Dr. Balakrishnan’s duties, authority, or responsibilities relative to the duties, authority, or responsibilities in effect immediately prior to such reduction; (ii) the relocation of Dr. Balakrishnan’s primary work location to a point more than fifty miles from San Francisco, California; (iii) a material reduction by the Company of the CEO Base Salary or annual target CEO Bonus opportunity, without the written consent of Dr. Balakrishnan, as initially set forth in the CEO Employment Agreement or as the same may be increased from time to time pursuant to the CEO Employment Agreement, except for across-the-board salary reductions implemented prior to a Change in Control (as such term is defined in the CEO Employment Agreement) which are implemented based on the Company’s financial performance and similarly affecting all or substantially all senior management employees of the Company; and (iv) a material breach by the Company of the terms of the CEO Employment Agreement. Provided, however, that such termination by Dr. Balakrishnan shall only be deemed for CEO Good Reason pursuant to the foregoing definition if (i) the Company is given written notice from Dr. Balakrishnan within sixty days following the first occurrence of the condition that he considers to constitute CEO Good Reason describing the condition and the Company fails to satisfactorily remedy such condition within thirty days following such written notice, and (ii) Dr. Balakrishnan terminates employment within thirty days following the end of the period within which the Company was entitled to remedy the condition constituting CEO Good Reason but failed to do so.

If Dr. Balakrishnan’s employment shall be terminated by the Company for CEO Cause, or if Dr. Balakrishnan terminates employment hereunder without CEO Good Reason, or terminates due to Dr. Balakrishnan’s death or Complete Disability, or for any other reason other than due to a termination without CEO Cause or CEO Good

Reason resignation, the Company shall pay the CEO Base Salary, accrued but unpaid business expenses and accrued and unused vacation benefits earned through the date of termination at the rate in effect at the time of termination (the “CEO Accrued Amounts”), less standard deductions and withholdings. If the Company terminates Dr. Balakrishnan’s employment without CEO Cause or Dr. Balakrishnan terminates his employment for CEO Good Reason, and a Change in Control Trigger has not occurred, the Company shall pay the CEO Accrued Amounts subject to standard deductions and withholdings, to be paid as a lump sum no later than thirty days after the date of termination. In addition, subject to the limitations stated in the CEO Employment Agreement and upon Dr. Balakrishnan’s furnishing to the Company an executed Release and Dr. Balakrishnan continuing to comply with his obligations pursuant to the Proprietary Information and Inventions Agreement attached as an exhibit to the CEO Employment Agreement and entered into by him concurrently with the entry into the CEO Employment Agreement, (a) the equivalent of one times the annual CEO Base Salary in effect at the time of termination, less standard deductions and withholdings, will be paid in a lump sum on the first regular payroll date following the effectiveness of the Release; (b) Dr. Balakrishnan shall also be paid a pro-rated portion of his target CEO Bonus amount for the year of termination, if any such CEO Bonus has been determined by the Board or the Compensation Committee to have been achieved in the ordinary course when determinations are made for all officers and employees of the Company based upon the metrics associated with such CEO Bonus (the “Bonus Determination Date”) (pro-rated based upon the portion of the calendar year that Dr. Balakrishnan was employed by the Company), less standard deductions and withholdings, to be paid as a lump sum within ten days after the Bonus Determination Date, and (c) continued coverage under the Company’s medical, dental, life and disability insurance until the earlier of either (i) the end of twelve months following the termination date, or, (ii) the date on which Dr. Balakrishnan begins full-time employment with another company or business entity which offers comparable health insurance coverage to Dr. Balakrishnan. If the Company (or its successor) terminates Dr. Balakrishnan’s employment without CEO Cause or Dr. Balakrishnan terminates his employment for CEO Good Reason and there is a Change in Control Trigger, Dr. Balakrishnan shall receive the CEO Accrued Amounts subject to standard deductions and withholdings, to be paid as a lump sum no later than thirty days after the date of termination. In addition, subject to the limitations stated in the CEO Employment Agreement and upon Dr. Balakrishnan’s furnishing to the Company (or its successor) an executed Release, (a) the equivalent of one times the annual CEO Base Salary in effect at the time of termination, less standard deductions and withholdings, will be paid in a lump sum on the first regular payroll date following the effectiveness of the Release; (b) (i) an amount equal to one times the target CEO Bonus for the year of termination, or if none, one times the last target CEO Bonus in effect for Dr. Balakrishnan, less standard deductions and withholdings, shall be paid to Dr. Balakrishnan in a lump sum on the first regular payroll date following the effectiveness of the Release, plus (ii) a pro-rated portion of the target CEO Bonus amount for the year of termination, if any, provided such CEO Bonus has been determined by the Board or the Compensation Committee to have been achieved in the ordinary course on the Bonus Determination Date based upon the metrics associated with such CEO Bonus (pro-rated based upon the portion of the calendar year that Dr. Balakrishnan was employed by the Company), less standard deductions and withholdings, to be paid as a lump sum within ten days after the Bonus Determination Date; and (c) continued coverage under the Company’s medical, dental, life and disability insurance for the Change in Control Severance Period. In addition, in the event that Dr. Balakrishnan’s employment is terminated without CEO Cause or for CEO Good Reason and a Change in Control Trigger has not occurred, or in the event of Dr. Balakrishnan’s death or Complete Disability, the vesting of any Time-Based Vesting Equity Awards shall be fully accelerated such that on the effective date of such termination 100% of any Time-Based Vesting Equity Awards granted to Dr. Balakrishnan prior to such termination shall be fully vested and immediately exercisable, if applicable, by Dr. Balakrishnan. Furthermore, in the event that Dr. Balakrishnan’s employment is terminated without CEO Cause or for CEO Good Reason and a Change in Control Trigger has occurred, the vesting of any Time-Based Vesting Equity Awards shall be fully accelerated such that on the effective date of such termination (or if later, the date of the Change in Control) 100% of any Time-Based Vesting Equity Awards granted to Dr. Balakrishnan prior to such termination shall be fully vested and immediately exercisable, if applicable, by Dr. Balakrishnan.

If any Payment Dr. Balakrishnan would receive pursuant to a Change in Control from the Company or otherwise would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the Excise Tax, then such Payment shall be equal to the Reduced Amount. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the manner that results in the greatest economic benefit for Dr. Balakrishnan. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata.

The Proprietary Information and Inventions Agreement entered into by Dr. Balakrishnan pursuant to the terms of, and concurrently with, the CEO Employment Agreement, relates to the protection of confidential information of the Company and the ownership by the Company of proprietary information and patents and other intellectual property.

The foregoing summary of the terms and conditions of the CEO Employment Agreement and the Proprietary Information and Inventions Agreement is not complete and is qualified in its entirety by reference to the full text of the CEO Employment Agreement and the Proprietary Information and Inventions Agreement, which are included as Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Employment Agreement with Chief Financial Officer

On October 24, 2021, Martin Beck and the Company entered into an employment agreement (the “CFO Employment Agreement”), on terms approved by the Board following the recommendation of the Compensation Committee, for Mr. Beck to be employed as the Chief Financial Officer of the Company. As provided for in the CFO Employment Agreement, Mr. Beck shall report to the Chief Executive Officer of the Company.

Under the terms of the CFO Employment Agreement, the Company shall pay Mr. Beck a base salary at the initial annualized rate of $350,000 per year, subject to standard deductions and withholdings, or such other rate as may be determined from time to time by the Board or the Compensation Committee (hereinafter referred to as the “CFO Base Salary”). Such CFO Base Salary shall be paid in accordance with the Company’s standard payroll practice. The CFO Base Salary shall be retroactive to June 9, 2021, and will be reviewed annually and Mr. Beck shall be eligible to receive a salary increase annually, during the compensation cycle, in an amount to be determined by the Board or the Compensation Committee in its sole and exclusive discretion. Once adjusted, the new salary shall become the CFO Base Salary for purposes of the CFO Employment Agreement. Any material reduction in the CFO Base Salary of Mr. Beck, without his written consent, may be deemed grounds for resignation by him for CFO Good Reason (as such term is defined below). Mr. Beck shall, in accordance with Company policy and the terms of the applicable plan documents, be eligible to participate in benefits under any executive benefit plan or arrangement which may be in effect from time to time and made available to the Company’s executives or key management employees, including unlimited paid time off subject to the terms and conditions of the Company’s PTO Policy.

Mr. Beck shall be eligible for an annual discretionary bonus (hereinafter referred to as the “CFO Bonus”) with a target amount of 75% of the CFO Base Salary, subject to standard deductions and withholdings, based on the Board’s determination, in good faith, as to whether Performance Milestones have been achieved. The Performance Milestones for Mr. Beck will be based on certain factors including, but not limited to, Mr. Beck’s performance and the Company’s performance and shall be consistent with the methodology for other C-suite executives. The CFO Bonus target will be reviewed annually and may be adjusted by the Board or the Compensation Committee in its discretion. Mr. Beck must be employed on the date the CFO Bonus is paid to be eligible for the CFO Bonus, subject to the termination provisions thereof. The CFO Bonus shall be paid during the calendar year following the performance calendar year.

As an inducement to Mr. Beck’s commencement of employment with the Company, the Board approved on October 20, 2021, upon the recommendation of the Compensation Committee, the grant of RSUs pursuant to and subject to the terms of the 2021 Equity Plan. The amount and vesting terms of the RSUs granted to Mr. Beck are described below under “Restricted Stock Unit Awards.” In addition, Mr. Beck will be eligible to receive any additional grants of equity awards under the 2021 Equity Plan or any successor plan, as determined at the sole discretion of the Compensation Committee.

Mr. Beck’s employment with the Company is “at will” and is terminable by the Company at any time and for any reason or no reason, including as a result of his death or “Complete Disability” (as such term is defined in the CFO Employment Agreement), and with or without CFO Cause (as such term is defined below). Mr. Beck may terminate his employment with the Company at any time and for any reason or no reason, including with or without CFO Good Reason.

“CFO Cause” for the Company to terminate Mr. Beck’s employment shall mean the occurrence of any of the following events, as determined reasonably and in good faith by the Board or a committee designated by the Board: (i) Mr. Beck’s gross negligence or willful failure to substantially perform his duties and responsibilities to the

Company or willful and deliberate violation of a Company policy; (ii) Mr. Beck’s conviction of a felony or Mr. Beck’s commission of any act of fraud, embezzlement or dishonesty against the Company or involving moral turpitude that is likely to inflict or has inflicted injury on the business of the Company, to be determined in the sole discretion of the Company; (iii) Mr. Beck’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party that Mr. Beck owes an obligation of nondisclosure as a result of Mr. Beck’s relationship with the Company; and (iv) Mr. Beck’s willful and deliberate breach of the CFO Employment Agreement that causes or could reasonably be expected to cause material injury to the business of the Company.

“CFO Good Reason” for Mr. Beck to terminate his employment shall mean the occurrence of any of the following events without his consent: (i) a material adverse change in the Executive’s title or a material reduction in Mr. Beck’s duties, authority, or responsibilities relative to the duties, authority, or responsibilities in effect immediately prior to such reduction; (ii) the relocation of Mr. Beck’s primary work location to a point more than fifty miles from Delray Beach, Florida; (iii) a material reduction by the Company of the CFO Base Salary or annual target CFO Bonus opportunity, without the written consent of Mr. Beck, as initially set forth in the CFO Employment Agreement or as the same may be increased from time to time pursuant to the CFO Employment Agreement, except for across-the-board salary reductions implemented prior to a Change in Control (as such term is defined in the CFO Employment Agreement) which are implemented based on the Company’s financial performance and similarly affecting all or substantially all senior management employees of the Company; and (iv) a material breach by the Company of the terms of the CFO Employment Agreement. Provided, however, that such termination by Mr. Beck shall only be deemed for CFO Good Reason pursuant to the foregoing definition if (i) the Company is given written notice from Mr. Beck within sixty days following the first occurrence of the condition that he considers to constitute CFO Good Reason describing the condition and the Company fails to satisfactorily remedy such condition within thirty days following such written notice, and (ii) Mr. Beck terminates employment within thirty days following the end of the period within which the Company was entitled to remedy the condition constituting CFO Good Reason but failed to do so.

If Mr. Beck’s employment shall be terminated by the Company for CFO Cause, or if Mr. Beck terminates employment hereunder without CFO Good Reason, or terminates due to Mr. Beck’s death or Complete Disability, or for any other reason other than due to a termination without CFO Cause or CFO Good Reason resignation, the Company shall pay the CFO Base Salary, accrued but unpaid business expenses and accrued and unused vacation benefits earned through the date of termination at the rate in effect at the time of termination (the “CFO Accrued Amounts”), less standard deductions and withholdings. If the Company terminates Mr. Beck’s employment without CFO Cause or Mr. Beck terminates his employment for CFO Good Reason, and a Change in Control Trigger has not occurred, the Company shall pay the CFO Accrued Amounts subject to standard deductions and withholdings, to be paid as a lump sum no later than thirty days after the date of termination. In addition, subject to the limitations stated in the CFO Employment Agreement and upon Mr. Beck’s furnishing to the Company an executed Release and Mr. Beck continuing to comply with his obligations pursuant to the Proprietary Information and Inventions Agreement attached as an exhibit to the CFO Employment Agreement and entered into by him concurrently with the entry into the CFO Employment Agreement, (a) the equivalent of one times the annual CFO Base Salary in effect at the time of termination, less standard deductions and withholdings, will be paid in a lump sum on the first regular payroll date following the effectiveness of the Release; (b) Mr. Beck shall also be paid a pro-rated portion of his target CFO Bonus amount for the year of termination, if any such CFO Bonus has been determined by the Board or the Compensation Committee to have been achieved in the ordinary course on the Bonus Determination Date based upon the metrics associated with such CFO Bonus (pro-rated based upon the portion of the calendar year that Mr. Beck was employed by the Company), less standard deductions and withholdings, to be paid as a lump sum within ten days after the Bonus Determination Date, and (c) continued coverage under the Company’s medical, dental, life and disability insurance until the earlier of either (i) the end of twelve months following the termination date, or, (ii) the date on which Mr. Beck begins full-time employment with another company or business entity which offers comparable health insurance coverage to Mr. Beck. If the Company (or its successor) terminates Mr. Beck’s employment without CFO Cause or Mr. Beck terminates his employment for CFO Good Reason and there is a Change in Control Trigger, Mr. Beck shall receive the CFO Accrued Amounts subject to standard deductions and withholdings, to be paid as a lump sum no later than thirty days after the date of termination. In addition, subject to the limitations stated in the CFO Employment Agreement and upon Mr. Beck’s furnishing to the Company (or its successor) an executed Release, (a) the equivalent of one times the annual CFO Base Salary in effect at the time of termination, less standard deductions and withholdings, will be paid in a lump sum on the first regular payroll date following the effectiveness of the Release; (b) (i) an amount equal to one times the target CFO Bonus for the year of termination, or if none, one times the last target CFO Bonus in effect for Mr. Beck, less standard deductions and withholdings, shall be paid to Mr. Beck in a lump sum on the first regular payroll date following the effectiveness of the Release, plus (ii) a pro-rated portion of the target CFO Bonus amount for the year of termination, if any, provided such CFO Bonus has been determined by the Board or the Compensation Committee to have been achieved in the ordinary course on the Bonus Determination Date based upon the metrics associated with such Bonus (pro-rated based upon the portion of the calendar year that Mr. Beck was employed by the Company), less standard deductions and withholdings, to be paid as a lump sum within ten days after the Bonus Determination Date; and (c) continued coverage under the Company’s medical, dental, life and disability insurance for the Change in Control Severance Period. In addition, in the event that Mr. Beck’s employment is terminated without CFO Cause or for CFO Good Reason and a Change in Control Trigger has not occurred, or in the event of Mr. Beck’s death or Complete Disability, the vesting of any Time-Based Vesting Equity Awards shall be fully accelerated such that on the effective date of such termination 100% of any Time-Based Vesting Equity Awards granted to Mr. Beck prior to such termination shall be fully vested and immediately exercisable, if applicable, by Mr. Beck. Furthermore, in the event that Mr. Beck’s employment is terminated without CFO Cause or for CFO Good Reason and a Change in Control Trigger has occurred, the vesting of any Time-Based Vesting Equity Awards shall be fully accelerated such that on the effective date of such termination (or if later, the date of the Change in Control) 100% of any Time-Based Vesting Equity Awards granted to Mr. Beck prior to such termination shall be fully vested and immediately exercisable, if applicable, by Mr. Beck.

If any Payment Mr. Beck would receive pursuant to a Change in Control from the Company or otherwise would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the Excise Tax, then such Payment shall be equal to the Reduced Amount. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the manner that results in the greatest economic benefit for Mr. Beck. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata.

The Proprietary Information and Inventions Agreement entered into by Mr. Beck pursuant to the terms of, and concurrently with, the CFO Employment Agreement, relates to the protection of confidential information of the Company and the ownership by the Company of proprietary information and patents and other intellectual property.

The foregoing summary of the terms and conditions of the CFO Employment Agreement and the Proprietary Information and Inventions Agreement is not complete and is qualified in its entirety by reference to the full text of the CFO Employment Agreement and the Proprietary Information and Inventions Agreement, which are included as Exhibit 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Restricted Stock Unit Awards

On October 20, 2021, the Compensation Committee proposed and the Board of Directors of the Company approved the grant of RSUs to Messrs. Gatmaitan and Beck, and Dr. Balakrishnan as set forth below:

Name	Time-Based Vesting Equity Awards	Performance-Based Vesting Equity Awards
Dr. Ramesh Balakrishnan	388,601	388,601
Martin Beck	220,208	220,207
Al Gatmaitan	155,441	155,440

Subject to the recipient’s continued service to the Company, those RSUs that are under the column entitled “Time-Based Vesting Equity Awards” 1/3 of the RSUs shall vest on May 1, 2022 (the “Initial Vesting Date”), and the remaining 2/3 of the RSUs shall vest quarterly on each of three-month anniversary following the Initial Vesting Date until fully vested (such RSUs referred to as the “Time-Based Vesting Equity Awards”).

All RSUs granted on October 20, 2021 that are not Time-Based Vesting Equity Awards are “Performance-Based Vesting Equity Awards”. Provided that the recipient’s continued service has not terminated prior to the applicable determination upon filing with the Securities and Exchange Commission (the “SEC”) on an Annual Report on Form 10-K of the audit of the Company’s financial statements for the fiscal years ended December 31, 2021, 2022 and 2023 (each an “Audit Filing Date”), the number of Performance-Based Vesting Equity Awards (disregarding any resulting fractional RSU) that are vested shall cumulatively increase three business days following the respective Audit Filing Date as follows:

(A)    Up to 120% of 1/3 of the Performance-Based Vesting Equity Awards shall be allocated to become vested based upon the achievement by the Company of the following financial metrics using targets set by the Board in 2021 for the fiscal year ended December 31, 2021 on a pro forma consolidated basis based upon such audit:

1) Total Revenue – 1/4 of the allocated amount of Performance-Based Vesting Equity Awards if the target is achieved; 80% of such 1/4 of the allocated amount if the low threshold is achieved; 120% of such 1/4 amount if the high threshold is achieved. For the fiscal year ended December 31, 2021, the low threshold is set as 90% of target, and the high threshold is set as 120% of target.

2) Gross Margin – 1/4 of the allocated amount of Performance-Based Vesting Equity Awards if the target is achieved; 80% of such 1/4 of the allocated amount if the low threshold is achieved; 120% of such 1/4 amount if the high threshold is achieved. For the fiscal year ended December 31, 2021, the low threshold is set as the target minus 2%, and the high threshold is set as the target plus 2%.

3) Adjusted EBITDA – 1/4 of the allocated amount of Performance-Based Vesting Equity Awards if the target is achieved; 80% of such 1/4 of the allocated amount if the low threshold is achieved; 120% of such 1/4 amount if the high threshold is achieved. For the fiscal year ended December 31, 2021, the low threshold is set as 90% of target, and the high threshold is set as 120% of target.

4) Free Cash Flow – 1/4 of the allocated amount of Performance-Based Vesting Equity Awards if the target is achieved; 80% of such 1/4 of the allocated amount if the low threshold is achieved; 120% of such 1/4 amount if the high threshold is achieved. For the fiscal year ended December 31, 2021, the low threshold is set as 90% of target, and the high threshold is set as 120% of target.

(B)    Up to 120% of 1/3 of the Performance-Based Vesting Equity Awards shall be allocated to become vested based upon the achievement by the Company of the following financial metrics using targets set by the Board in 2022 for the fiscal year ended December 31, 2022 on a consolidated basis based upon such audit:

1) Total Revenue – 1/4 of the allocated amount of Performance-Based Vesting Equity Awards if the target is achieved; 80% of such 1/4 of the allocated amount if the low threshold is achieved; 120% of such 1/4 amount if the high threshold is achieved.

2) Gross Margin – 1/4 of the allocated amount of Performance-Based Vesting Equity Awards if the target is achieved; 80% of such 1/4 of the allocated amount if the low threshold is achieved; 120% of such 1/4 amount if the high threshold is achieved.

3) Adjusted EBITDA – 1/4 of the allocated amount of Performance-Based Vesting Equity Awards if the target is achieved; 80% of such 1/4 of the allocated amount if the low threshold is achieved; 120% of such 1/4 amount if the high threshold is achieved.

4) Free Cash Flow – 1/4 of the allocated amount of Performance-Based Vesting Equity Awards if the target is achieved; 80% of such 1/4 of the allocated amount if the low threshold is achieved; 120% of such 1/4 amount if the high threshold is achieved.

(C)    Up to 120% of 1/3 of the Performance-Based Vesting Equity Awards, but no more than the total number of Performance-Based Vesting Equity Awards minus the number of previously Vested Performance-Based Vesting Equity Awards shall be allocated to become vested based upon the achievement by the Company of the following financial metrics using targets set by the Board in 2023 for the fiscal year ended December 31, 2023 on a consolidated basis based upon such audit and the cumulative achievement of the performance for the three fiscal years 2021-2023, with the greater of such performance determining how many of the allocated amount of Performance-Based Vesting Equity Awards shall become vested:

1) Total Revenue – 1/4 of the allocated amount of Performance-Based Vesting Equity Awards if the target is achieved; 80% of such 1/4 of the allocated amount if the low threshold is achieved; 120% of such 1/4 amount if the high threshold is achieved.

2) Gross Margin – 1/4 of the allocated amount of Performance-Based Vesting Equity Awards if the target is achieved; 80% of such 1/4 of the allocated amount if the low threshold is achieved; 120% of such 1/4 amount if the high threshold is achieved.

3) Adjusted EBITDA – 1/4 of the allocated amount of Performance-Based Vesting Equity Awards if the target is achieved; 80% of such 1/4 of the allocated amount if the low threshold is achieved; 120% of such 1/4 amount if the high threshold is achieved.

4) Free Cash Flow – 1/4 of the allocated amount of Performance-Based Vesting Equity Awards if the target is achieved; 80% of such 1/4 of the allocated amount if the low threshold is achieved; 120% of such 1/4 amount if the high threshold is achieved.

The Company may on behalf of Messrs. Gatmaitan and Beck, and Dr. Balakrishnan withhold shares of stock subject to the RSUs at the time of vesting for the purposes of satisfying any tax withholding obligations which arise in connection with the vesting of such RSUs issued to Messrs. Gatmaitan and Beck, and Dr. Balakrishnan. The RSU awards are being made using the form of Restricted Stock Units Agreement previously filed by the Company as Exhibit 10.9 to the Current Report on Form 8-K as filed with the SEC on June 15, 2021, and an accompanying notice of grant of the RSUs, and the above summary of the terms of these RSUs is qualified in its entirety by reference to such form.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits required by this item are set forth on the Exhibit Index attached hereto.

Exhibit No.	Item

10.1	Letter of Offer of Employment for Al Gatmaitan, entered into October 19, 2021.

10.2	Employment Agreement, dated October 23, 2021, by and between UpHealth, Inc. and Dr. Ramesh Balakrishnan.

10.3	Employment Agreement, dated October 24, 2021, by and between UpHealth, Inc. and Martin Beck.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2021

By:	/s/ Dr. Ramesh Balakrishnan
Name:	Dr. Ramesh Balakrishnan
Title:	Chief Executive Officer